Exhibit 99.1

Recon Technology Announces Election of Three New Directors

BEIJING, December 3, 2010 /PRNewswire-Asia-FirstCall/ — Recon Technology, Ltd. (NasdaqCM: RCON) (“Recon” or the “Company”), a leading Chinese non-state-owned oil field services provider to oil and gas companies and their affiliates, today announced the resignation of three members of its board of directors and the subsequent election of three new directors at its annual general meeting of shareholders.

Mr. Zhao Shudong, Dr. Lu Jun, and Ms. Sun Wenhui were elected by Recon’s shareholders to serve three-year terms as Class I directors. They will replace current Class I directors Mr. Li Hongqi and Ms. Xiaorong Liao. Current Class I director Mr. Nelson Wong will become a Class II director, replacing current Class II director Mr. Dennis O. Laing.

Mr. Li, Ms. Liao, and Mr. Laing submitted their resignations to the board prior to the meeting of the Company’s shareholders, citing personal reasons, insufficient time to serve as a director, and language barrier difficulties, respectively.

Mr. Zhao Shudong has spent over 30 years working in the oilfield industry, including experience as vice director of the Hubei Oilfield Generalized Geologic Technical Research Institute, director, section chief, and chief geologist at the Scientific and Technological Development Department of the Huabei Petroleum Administrative Bureau, and general manager of the Huabei Oilfield Company of CNPC.

Dr. Lu Jun currently serves as the Chair of the Department of Finance and the Director of Banking for the Research Center at Sun Yat-sen University. Dr. Lu received his Bachelor of Arts degree in economics from Nankai University in 1984. He then earned his Master of Arts degree in economics from Sun Yat-sen University in 1987 and his Doctor of Philosophy degree from Fudan University in 2001.

Ms. Sun Wenhui has served as the Deputy General Manager of Zhongdan Investment & Credit Guarantee Co., Ltd. since 2003. Previously, she served as the Deputy General Manager of Beijing Gosun Online Telecom Co., Ltd. She was chosen as a director nominee because of her extensive management and administrative experience.

Shenping Yin, Recon’s Chief Executive Officer, stated, “We are very pleased to add these talented professionals to our board of directors. Their extensive experience across the diverse industries of finance and economics, oil exploration and production, and business management will serve Recon greatly in the coming years. We look forward to receiving their valuable input as we pursue greater expansion and increased profitability for our business.”

Recon’s shareholders also ratified the appointment of Bernstein & Pinchuk LLP as the Company’s independent registered public accountant for the 2011 fiscal year at the shareholder meeting.

About Recon Technology, Ltd.

Recon Technology, Ltd. has been providing leading Chinese oil and gas companies with automation services that increase efficiency and profitability in exploring, extracting, producing, processing, refining and transporting petroleum products for over 10 years. The company’s proprietary computerized process control system manages oil production in real-time to increase extraction levels, reduce impurities in extracted petroleum and lower production costs. In addition, as one of only two acoustic system providers in the world, Recon’s acoustic pipeline monitoring system is widely used to prevent gas leakage in the transport pipeline. Recon’s technology is based on three software copyrights, eight product patents and four pending patents. Recon Technology is the first Chinese non-state-owned oil and gas service company to go public in the U.S.

More information may be found at http://www.recon.cn or via e-mail at info@recon.cn.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports field by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

At the Company:

Recon Technology, Ltd

Tel: +86-10-8494-5799

Email: info@recon.cn

Investor Relations:

Dave Gentry, U.S.

RedChip Companies, Inc.

Tel: +1-800-733-2447, Ext. 104

Email: info@redchip.com

Jing Zhang, China

RedChip Beijing Representative Office

Tel: +86 10-8591-0635

Web: http://www.RedChip.com

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SOURCE: Recon Technology, Ltd.